UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2011

World Health Energy Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-29462	59-276023
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

777 S Flagler Dr., Suite 800
West Palm Beach FL	33401
(Address of Principal Executive Office)	(Zip Code)

(212) 444-1019
 (Issuer's Telephone Number)

_____________________________________________
(Former name or former address, if changes since last report)

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Section 5—Corporate Governance Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.

Effective  October 4, 2011 Liran Kosman was  appointed as the Company’s interim chief financial officer.  Mr. Kosman will hold this position until January 4, 2012.   The terms and conditions of his appointment may be  amended at any time prior to the termination of this agreement.

Mr. Kosman will be paid $4,100 per month.

Mr. Kosman is a graduate of Hebrew University in Jerusalem.   From October  2010 through June 2011 he interned at the Jerusalem municipality budge department where he was involved in various budgeting matters.  From 2004-2007 as served as a field intelligence fighter in the Israeli army.   Mr. Kosman has strong computer skills and an excellent understanding of financial reporting requirements for public companies.

 Section 9- Financial Statements and Exhibits

Exhibit 10.1  Employment agreement of Liran Kosman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Health Energy Holdings, Inc.

Date: October 7, 2011	By:	/s/ David Lieberman
Name: David Lieberman, president